COMSTOCK FUNDS, INC.
EXHIBIT TO ITEM 77I


The Comstock Funds, Inc., (the "Fund"), organized as a Maryland corporation, issued a new class of shares, Class AAA Shares, filed with the SEC on December 8, 2008 under form N-1A (Accession Number:
0000935069-08-002942) , and is incorporated by reference.